Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
XPeng Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value US$0.00001 per share (2)	Other (3)	20,000,000 shares (4)	US$4.1763 (3)	US$83,526,000	.00014760	US$12,328.44

Total Offering Amounts					US$ 83,526,000		US$ 12,328.44

Total Fee Offsets							—

Net Fee Due							US$ 12,328.44

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the registration statement to which
this exhibit 107 is a part includes an indeterminate number of additional Class A ordinary shares, par value US$0.00001 (the “Class A Ordinary Shares”) of the Registrant, which may be offered and issued under the Second Amended and Restated 2019 Equity Incentive Plan, as amended (the “2019 Plan”), to prevent dilution from stock splits, stock dividends or similar transactions.

(2)
These Class A Ordinary Shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents two Class A Ordinary Shares. ADSs issuable upon deposit of the securities registered hereby have been registered under separate registration statements on Form
F-6
dated December 9, 2020, May 14, 2021, May 22, 2023 and September 13, 2024.

(3)
Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as reported on the New York Stock Exchange on September 9, 2024 divided by two, the then Class A Ordinary
Share-to-ADS
ratio.

(4)
An additional 20,000,000 Class A Ordinary Shares are being registered on the registration statement to which this exhibit 107 is a part to cover the additional Class A Ordinary Shares that may be issued under the 2019 Plan, which were not previously registered under the Registrant’s previous registration statements on Form
S-8,
as filed with the Securities and Exchange Commission on December 29, 2020 (File
No. 333-251792)
and on June 21, 2022 (File
No. 333-265733).